Exhibit 99
                          STANDARDIZED

                       ADOPTION AGREEMENT

       PROTOTYPE CASH OR DEFERRED PROFIT-SHARING PLAN AND
                     TRUST/CUSTODIAL ACCOUNT

                          Sponsored by

                   UNITED STATES NATIONAL BANK

The Employer named below hereby establishes a Cash or Deferred
Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Prototype Plan and
Trust/Custodial Account Basic Plan Document #04.

1.   EMPLOYER INFORMATION

     NOTE: If multiple Employers are adopting the Plan, complete this section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

     (a)  NAME AND ADDRESS:

          United States National Bank
          Main and Franklin Streets
          Johnstown, PA 15901

     (b)  TELEPHONE NUMBER:  (814) 533-5300

     (c)  TAX ID NUMBER:  To be applied for

     (d)  FORM OF BUSINESS:

          [ ]  (i)       Sole Proprietor
          [ ]  (ii)      Partnership
          [X]  (iii)     Corporation
          [ ]  (iv)      "S" Corporation (formerly known as
                         Subchapter S)
          [ ]  (v)       Other:  _______________________________

     (e)  NAME OF INDIVIDUAL AUTHORIZED TO ISSUE
          INSTRUCTIONS TO THE TRUSTEE/CUSTODIAN:

          Michael Komara or Connie Brinham

     (f)  NAME OF PLAN:  U S National Bank Non-Collectively
                          Bargained Employees 401(k) Plan

     (g)  THREE DIGIT PLAN NUMBER
          FOR ANNUAL RETURN/REPORT:   003

2.   EFFECTIVE DATE

     (a)  This is a new Plan having an effective date of July 1,
          1992

     (b)  This is an amended Plan.

          The effective date of the original Plan was __________.

          The effective date of the amended Plan is ___________ with the exception of Sections 7(f), 7(g) and 12 herein which shall be effective as of the first day of the 1989 Plan Year.

     (c)  If different from above, the Effective Date for the
          Plan's Elective Deferral provisions shall be ________
          _________________________.

3.   DEFINITIONS

     (a)  "Collective or Commingled Funds" (Applicable to
          Institutional Trustees only). Investment in collective or commingled funds as permitted at paragraph 13.3(b) of the Basic Plan Document #04 shall only be made to the following specifically named fund(s):

          ______________________________________________________
          ______________________________________________________
          ______________________________________________________

          Funds made available after the execution of this Adoption Agreement will be listed on schedules attached to the end of this Adoption Agreement.

     (b) "Compensation" Compensation shall be determined on the basis of the:

          [ ]  (i)       Plan Year.
          [ ]  (ii)      Employer's Taxable Year.
          [X]  (iii)     Calendar Year.

          Compensation [X] shall [ ] shall not include Employer contributions made pursuant to a Salary Savings Agreement which are not includable in the gross income of the Employee for the reasons indicated in the definition of Compensation at 1.12 of the Basic Plan Document #04.

          For purposes of the Plan, Compensation shall be limited
          to $    N/A    , the maximum amount which will be
          considered for Plan purposes. [If an amount is specified, it will limit the amount of contributions allowed on behalf of higher compensated Employees. Completion of this section is not intended to coordinate with the $200,000 of Code Section 415(d), thus the amount should be less than $200,000 as adjusted for cost-of-living increases.]

     (c)  "Entry Date"

          [ ]  (i)       The first day of the Plan Year nearest
                         the date on which an Employee meets the
                         eligibility requirements.

          [X]  (ii)      The earlier of the first day of the Plan
                         Year or the first day of the seventh
                         month of the Plan Year coinciding with
                         or following the date on which an
                         Employee meets the eligibility
                         requirements.

          [ ]  (iii)     The first day of the Plan Year following
                         the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed
                         1/2 year and the age requirement at
                         4(b)(ii) may not exceed 20-1/2.

          [ ]  (iv)      The first day of the month coinciding
                         with or following the date on which an
                         Employee meets the eligibility
                         requirements.

          [ ]  (v)       The first day of the Plan Year, or the
                         first day of the fourth month, or the
                         first day of the seventh month or the
                         first day of the tenth month, of the
                         Plan Year coinciding with or following
                         the date on which an Employee meets the
                         eligibility requirements.

     (d) "Hours of Service" Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

          [X]  (i)       On the basis of actual hours for which
                         an Employee is paid or entitled to
                         payment.

          [ ]  (ii)      On the basis of days worked.
                         An Employee shall be credited with ten
                         (10) Hours of Service if under paragraph
                         1.42 of the Basic Plan Document #04 such
                         Employee would be credited with at least one (1) Hour of Service during the day.

          [ ]  (iii)     On the basis of weeks worked.
                         An Employee shall be credited with
                         forty-five (45) Hours of Service if
                         under paragraph 1.42 of the Basic Plan
                         Document #04 such Employee would be
                         credited with at least one (1) Hour of
                         Service during the week.

          [ ]  (iv)      On the basis of semi-monthly payroll
                         periods.
                         An Employee shall be credited with
                         ninety-five (95) Hours of Service if
                         under paragraph 1.42 of the Basic Plan
                         Document #04 such Employee would be
                         credited with at least one (1) Hour of
                         Service during the semi-monthly payroll
                         period.

          [ ]  (v)       On the basis of months worked.
                         An Employee shall be credited with one
                         hundred ninety (190) Hours of Service if under paragraph 1.42 of the Basic Plan
                         Document #04 such Employee would be
                         credited with at least one (1) Hour of
                         Service during the month.

     (e) "Limitation Year" The 12-consecutive month period commencing on January 1 and ending on December 31 .

     (f)  "Net Profit"

          [X]  (i)       Not applicable (profits will not be
                         required for any contributions to the
                         Plan).

          [ ]  (ii)      As defined in paragraph 1.49 of the
                         Basic Plan Document #04.

          [ ]  (iii)     Shall be defined as:

                         _______________________________________
                         _______________________________________

                         (Only use if definition in paragraph
                         1.49 of the Basic Plan Document #04 is
                         to be superseded.)

     (g)  "Plan Year"  The 12-consecutive month period commencing
          on   January 1   and ending on   December 31  .

          If applicable, the first Plan Year will be a short Plan
          Year commencing on   July 1, 1992   and ending on
          December 31, 1992. Thereafter, the Plan Year shall be as above.

     (h) "Qualified Early Retirement Age" For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [X] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

     (i) "Qualified Joint and Survivor Annuity" The safe-harbor provisions of paragraph 8.7 of the Basic Plan Document #04 [ ] are [X] are not applicable. If not applicable, the survivor annuity shall be ____% (50%, 66-2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

     (j)  "Taxable Wage Base"

          [X]  (i)       Not Applicable - Plan is not integrated
                         with Social Security.

          [ ]  (ii)      The maximum earnings considered wages
                         for such Plan Year under Code Section
                         3121(a).

          [ ]  (iii)     ___% (not more than 100%) of the amount
                         considered wages for such Plan Year
                         under Code Section 3121(a).

          [ ]  (iv)      $________, provided that such amount is
                         not in excess of the amount determined
                         under paragraph 3(j)(ii) above.

          [ ]  (v)       For the 1989 Plan Year $10,000.  For all
                         subsequent Plan Years, 20% of the
                         maximum earnings considered wages for
                         such Plan Year under Code Section
                         3121(a).

          NOTE:     Using less than the maximum at (ii) may
                    result in a change in the allocation formula in Section 7.

     (k)  "Valuation Date(s)"  Allocations to Participant
          Accounts will be done in accordance with Article V of the Basic Plan Document #04:

          [ ]  (i)       Daily

          [ ]  (ii)      Weekly

          [ ]  (iii)     Monthly

          [ ]  (iv)      Bi-Monthly

          [ ]  (v)       Quarterly

          [X]  (vi)      Semi-Annually

          [ ]  (vii)     Annually

     (l)  "Year of Service"

          (i) For Eligibility Purposes: The 12-consecutive month period during which an Employee is credited with 1,000 (not more than 1,000)
                    Hours of Service.

          (ii) For Allocation Accrual Purposes: The 12-consecutive month period during which an Employee is credited with 501 (not more than 1,000) Hours of Service. (For Plan Years beginning in 1990 and thereafter, if a number greater than 501 is specified, it will be deemed to be 501).

          (iii) For Vesting Purposes: The 12-consecutive month period during which an Employee is credited with 1,000 (not more than 1,000)
                    Hours of Service.

4.   ELIGIBILITY REQUIREMENTS

     (a)  Service:

          [ ]  (i)       The Plan shall have no service
                         requirement.

          [X]  (ii)      The Plan shall cover only Employees
                         having completed at least one (1) [not
                         more than three (3)] Years of Service.
                         If more than one (1) is specified, for
                         Plan Years beginning in 1989 and later,
                         the answer will be deemed to be one (1).

          NOTE: If the eligibility period selected is less than one year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such period.

     (b)  Age:

          [ ]  (i)       The Plan shall have no minimum age
                         requirement.

          [X]  (ii)      The Plan shall cover only Employees
                         having attained age   21   (not more
                         than age 21).

     (c)  Classification:

          The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

          [ ]  (i)       No exceptions.

          [X]  (ii)      The Plan shall exclude Employees
                         included in a unit of Employees covered
                         by a collective bargaining agreement
                         between the Employer and Employee
                         Representatives, if retirement benefits
                         were the subject of good faith
                         bargaining.  For this purpose, the term
                         "Employee Representative" does not
                         include any organization more than half
                         of whose members are Employees who are
                         owners, officers, or executives of the
                         Employer.

          [X]  (iii)     The Plan shall exclude Employees who are
                         nonresident aliens and who receive no
                         earned income from the Employer which
                         constitutes income from sources within
                         the United States.

     (d)  Employees on Effective Date:

          [ ]  (i)       Employees employed on the Plan's
                         Effective Date do not have to satisfy
                         the Service requirements specified
                         above.

          [ ]  (ii)      Employees employed on the Plan's
                         Effective Date do not have to satisfy
                         the age requirements specified above.

5.   RETIREMENT AGES

     (a)  Normal Retirement Age:

          If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal
          Retirement Age selected below may not exceed the Employer imposed mandatory retirement age.

          [X]  (i)       Normal Retirement Age shall be   65
                         (not to exceed age 65).

          [ ]  (ii)      Normal Retirement Age shall be the later
                         of attaining age ____ (not to exceed age
                         65) or the ______ (not to exceed the
                         5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

     (b)  Early Retirement Age:

          [X]  (i)       Not Applicable.

          [ ]  (ii)      The Plan shall have an Early Retirement
                         Age of _____ (not less than 55) and
                         completion of _____ Years of Service.

6.   EMPLOYEE CONTRIBUTIONS

     [X]  (a)  Participants shall be permitted to make Elective
               Deferrals in any amount from   1  % up to   5   %
               of their Compensation.

               If (a) is applicable, Participants shall be permitted to amend their Salary Savings Agreements to change the contribution percentage as provided below:

               [ ]  (i)       On the Anniversary Date of the
                              Plan,

               [X]  (ii)      On the Anniversary Date of the Plan
                              and on the first day of the seventh
                              month of the Plan Year,

               [ ]  (iii)     On the Anniversary Date of the Plan
                              and on the first day following any
                              Valuation Date, or

               [ ]  (iv)      Upon 30 days notice to the
                              Employer.

     [ ]  (b)  Participants shall be permitted to make after tax
               Voluntary Contributions.

     [ ]  (c)  Participants shall be required to make after tax
               Voluntary Contributions as follows (Thrift Savings
               Plan):

               [ ]  (i)       ____% of Compensation.

               [ ]  (ii)      A percentage determined by the
                              Employee on his or her enrollment
                              form.

     [ ]  (d)  If necessary to pass the Average Deferral
               Percentage Test, Participants [ ] may [ ] may not have Elective Deferrals recharacterized as
               Voluntary Contributions.

               NOTE: The Average Deferral Percentage Test will apply to contributions under (a) above. The Average Contribution Percentage Test will apply to contributions under (b) and (c) above, and may apply to (a).

7.   EMPLOYER CONTRIBUTIONS AND ALLOCATION THEREOF

     NOT APPLICABLE

     NOTE: The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.

     (a)  Profits Requirement:

          (i)       Current or Accumulated Net Profits are
                    required for:

               [ ]  (A)  Matching Contributions.

               [ ]  (B)  Qualified Non-Elective Contributions.

               [ ]  (C)  discretionary contributions.

          (ii)      No Net Profits are required for:

               [ ]  (A)  Matching Contributions.

               [ ]  (B)  Qualified Non-Elective Contributions.

               [ ]  (C)  discretionary contributions.

          NOTE: Elective Deferrals can always be contributed regardless of profits.

[ ]  (b)  Salary Savings Agreement:

          The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum percentage is specified in
          Section 6 above.

          An Employee who has terminated his or her election under the Salary Savings Agreement other than for hardship reasons may not make another Elective
          Deferral:

          [ ]  (i)       until the first day of the next Plan
                         Year.

          [ ]  (ii)      until the first day of the next
                         valuation period.

          [ ]  (iii)     for a period of _____ month(s) (not to
                         exceed 12 months).

[ ]  (c)  Matching Employer Contribution [See paragraphs (h) and
          (i)]:

          [ ]  (i)       Percentage Match:  The Employer shall
                         contribute and allocate to each eligible
                         Participant's account an amount equal to ___% of the amount contributed and allocated in accordance with paragraph 7(b) above and (if checked)
                         ____% of [ ] the amount of Voluntary
                         Contributions made in accordance with
                         paragraph 4.1 of the Basic Plan
                         Document #04.  The Employer shall not
                         match Participant Elective Deferrals as
                         provided above in excess of $________ or in excess of ____% of the Participant's
                         Compensation or if applicable, Voluntary
                         Contributions in excess of
                         $_____________ or in excess of _____% of
                         the Participant's Compensation.  In no
                         event will the match on both Elective
                         Deferrals and Voluntary Contributions
                         exceed a combined amount of $_________
                         or _____%.

          [ ]  (ii)      Discretionary Match:  The Employer shall
                         contribute and allocate to each eligible
                         Participant's account a percentage of
                         the Participant's Elective Deferral
                         contributed and allocated in accordance
                         with paragraph 7(b) above. The Employer shall set such percentage prior to the end of the Plan Year. The Employer shall not match Participant Elective
                         Deferrals in excess of $________ or in
                         excess of ____% of the Participant's
                         Compensation.

          [ ]  (iii)     Tiered Match:  The Employer shall
                         contribute and allocate to each
                         Participant's account an amount equal to ____% of the first ____% of the Participant's contribution.

                         _____% of the next ____% of the
                         Participant's contribution.

                         _____% of the next ____% of the
                         Participant's contribution.

          NOTE: Percentages specified in (iii) above may not increase as the percentage of Participant's contribution increases.

          [ ]  (iv)      Flat Dollar Match:  The Employer shall
                         contribute and allocate to each
                         Participant's account $________ if the
                         Participant defers at least 1% of
                         Compensation.

          [ ]  (v)       Percentage of Compensation Match:  The
                         Employer shall contribute and allocate
                         to each Participant's account ____% of
                         Compensation if the Participant defers
                         at least 1% of Compensation.

          [ ]  (vi)      Proportionate Compensation Match:  The
                         Employer shall contribute and allocate
                         to each Participant who defers at least
                         1% of Compensation, an amount determined by multiplying such Employer Matching
                         Contribution by a fraction the numerator of which is the Participant's
                         Compensation and the denominator of
                         which is the Compensation of all
                         Participants eligible to receive such an allocation.

          [ ]  (vii)     Qualified Match:  Employer Matching
                         Contributions will be treated as
                         Qualified Matching Contributions to the
                         extent specified below:

                         [ ]  (A)  All Matching Contributions.

                         [ ]  (B)  None.

                         [ ]  (C)  ____% of the Employer's
                                   Matching Contribution.

                         [ ]  (D)  up to ___% of each
                                   Participant's Compensation.

                         [ ]  (E)  The amount necessary to meet
                                   the [ ] Average Deferral
                                   Percentage (ADP) test.
                                   [ ] Average Contribution
                                   Percentage (ACP) test,
                                   [ ] Both the ADP and ACP
                                   tests.

               (viii)    Eligibility for Match:  Employer
                         Matching Contributions, whether or not
                         Qualified, will only be made on Employee
                         Contributions not withdrawn prior to the end of the [ ] valuation period [ ] Plan Year.

[ ] (d) Qualified Non-Elective Employer Contribution -[See paragraphs (h) and i)] These contributions are fully vested when contributed.

          The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder. The amount of Qualified non-Elective Contributions taken into account for purposes of meeting the ADP or ACP test requirements is:

          [ ]  (i)       All such Qualified non-Elective
                         Contributions.

          [ ]  (ii)      The amount necessary to meet [ ] the ADP
                         test, [ ] the ACP test, [ ] Both the ADP and ACP tests.

          Qualified non-Elective Contributions will be made to:

          [ ]  (iii)     All Employees eligible to participate.

          [ ]  (iv)      Only non-Highly Compensated Employees
                         eligible to participate.

[ ]  (e)  Additional Employer Contribution Other Than Qualified
          Non-Elective Contributions - Non-Integrated [See paragraphs (h) and (i)]

          The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

[ ]  (f)  Additional Employer Contribution - Integrated
          Allocation Formula [See paragraphs (h) and (i)]

          The Employer shall have the right to make an additional discretionary contribution. The Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible
          Participants as follows:

               (i)       First, to the extent contributions and
                         forfeitures are sufficient, all
                         Participants will receive an allocation
                         equal to 3% of their Compensation.

               (ii)      Next, any remaining Employer
                         Contributions and forfeitures will be
                         allocated to Participants who have
                         Compensation in excess of the Taxable
                         Wage Base (excess Compensation).  Each
                         such Participant will receive an
                         allocation in the ratio that his or her
                         excess compensation bears to the excess
                         Compensation of all Participants.
                         Participants may only receive an
                         allocation of 3% of excess Compensation.

               (iii)     Next, any remaining Employer
                         contributions and forfeitures will be
                         allocated to all Participants in the
                         ratio that their Compensation plus
                         excess Compensation bears to the total
                         Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base defined at Section 3(j) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.

               NOTE: If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another Plan [see Section 11(c)(ii)] covering the same Employees, sub-paragraphs (i) and (ii) above may be disregarded and 5.7%, 4.3% or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in (iii) above.

               (iv)      Next, any remaining Employer
                         contributions and forfeitures will be
                         allocated to all Participants (whether
                         or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

[ ]  (g)  Additional Employer Contribution-Alternative Integrated
          Allocation Formula [See paragraph (h) and (i)]

          The Employer shall have the right to make an additional discretionary contribution. To the extent that such contributions are sufficient, they shall be allocated as follow:

          ____% of each eligible Participant's Compensation plus
          ____% of Compensation in excess of the Taxable Wage Base defined at Section 3(j) hereof. The percentage on excess compensation may not exceed the lesser of
          (i) the amount first specified in this paragraph or
          (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies a Taxable Wage Base in
          Section 3(j) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

NOTE: Only one plan maintained by the Employer may be integrated with Social Security.

     (h)  Allocation of Excess Amounts (Annual Additions)

          In the event that the allocation formula above results in an Excess Amount, such excess shall be:

          [ ]  (i)       placed in a suspense account accruing no
                         gains or losses for the benefit of the
                         Participant.

          [ ]  (ii)      reallocated as additional Employer
                         contributions to all other Participants
                         to the extent that they do not have any
                         Excess Amount.

     (i)  Minimum Employer Contribution Under Top-Heavy Plans:

          For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under paragraphs 7(d), 7(c), 7(f), 7(g) and 9 of this Adoption Agreement shall not be less than the amount required under paragraph
          14.2 of the Basic Plan Document #04. Top-Heavy minimums will be allocated to:

          [ ]  (i)       all eligible Participants.

          [ ]  (ii)      only eligible non-Key Employees who are
                         Participants.

     (j)  Return of Excess Contributions and/or Excess Aggregate
          Contributions:

          In the event that one or more Highly Compensated
          Employees is subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing the:

          [ ]  (i)       the ADP of the affected Highly
                         Compensated Employees.

          [ ]  (ii)      the ACP of the affected Highly
                         Compensated Employees.

          [ ]  (iii)     a combination of the ADP and ACP of the
                         affected Highly Compensated Employees.

8.   ALLOCATIONS TO TERMINATED EMPLOYEES

     NOT APPLICABLE

     (a)  For Plan Years beginning prior to 1990:

          [ ]  (i)       For Plan Years beginning prior to 1990,
                         the Employer will not allocate Employer
                         related contributions to any Participant who terminates employment during the
                         Plan Year.

          [ ]  (ii)      The Employer will allocate Employer
                         related contributions to Employees who
                         terminate during the Plan Year as a
                         result of:

                         [ ]  (1)  retirement.

                         [ ]  (2)  Disability.

                         [ ]  (3)  death.

                         [ ]  (4)  other termination provided
                                   that the Participant has
                                   completed a Year of Service.

                         [ ]  (5)  other termination.

     (b) For Plan Years beginning in 1990 and thereafter, the Employer will allocate Employer related contributions to any Participant who is credited with more than 500 Hours of Service or is employed on the last day of the Plan Year without regard to the number of Hours of Service.

          The Employer will also allocate Employer related contributions to any Participant who terminates during the Plan Year without accruing the necessary Hours of Service if they terminate as a result of:

          [ ]  (i)       retirement.

          [ ]  (ii)      Disability.

          [ ]  (iii)     death.

9.   ALLOCATION OF FORFEITURES

     NOT APPLICABLE

NOTE: Subsections (a), (b) and (c) below apply to forfeitures of amounts other than Excess Aggregate Contributions.

     (a)  Allocation Alternatives:

          [ ]  (i)       Forfeitures shall be allocated to
                         Participants in the same manner as the
                         Employer's contribution.

                         If allocation to other Participants is
                         selected, the allocation shall be as
                         follows:

                         [1]  Amount attributable to Employer
                              discretionary contributions and
                              Top-Heavy minimums will be
                              allocated to:

                              [ ]  all eligible Participants
                                   under the Plan.

                              [ ]  only those Participants
                                   eligible for an allocation of
                                   matching contributions in the
                                   current year.

                         [2]  Amounts attributable to Employer
                              Matching Contributions will be
                              allocated to:

                              [ ]  all eligible Participants.

                              [ ]  only those Participants
                                   eligible for allocations of
                                   matching contributions in the
                                   current year.

          [ ]  (ii)      Forfeitures shall be applied to reduce
                         the Employer's contribution for such
                         Plan Year.

          [ ]  (iii)     Forfeitures shall be applied to offset
                         administrative expenses of the Plan. If forfeitures exceed these expenses, (ii) above shall apply.

     (b)  Date for Reallocation:

NOTE:     If no distribution has been made to a former
          Participant, subsection (i) below will apply to such Participant even if the Employer elects (ii) or (iii) below as its normal administrative policy.

          [ ]  (i)       Forfeitures shall be reallocated at the
                         end of the Plan Year during which the
                         former Participant incurs his or her
                         fifth consecutive one year Break In
                         Service.

          [ ]  (ii)      Forfeitures will be reallocated
                         immediately (as of the next Valuation
                         Date).

          [ ]  (iii)     Forfeitures shall be reallocated at the
                         end of the Plan Year during which the
                         former Employee incurs his or her ____
                         (1st, 2nd, 3rd, or 4th) consecutive one
                         year Break In Service.

     (c)  Restoration of Forfeitures:

          If amounts are forfeited prior to five consecutive 1-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

          [ ]  (i)       Current year's forfeitures.

          [ ]  (ii)      Additional Employer contribution.

          [ ]  (iii)     Income or gain to the Plan.

     (d)  Forfeitures of Excess Aggregate Contributions shall be:

          [ ]  (i)       Applied to reduce Employer
                         contributions.

          [ ]  (ii)      Allocated, after all other forfeitures
                         under the Plan, to the Matching
                         Contribution account of each non-Highly
                         Compensated Participant who made
                         Elective Deferrals or Voluntary
                         Contributions in the ratio which each
                         such Participant's Compensation for the
                         Plan Year bears to the total
                         Compensation of all Participants for
                         such Plan Year. Such forfeitures cannot be allocated to the account of any Highly Compensated Employee.

          Forfeitures of Excess Aggregate Contributions will be so applied at the end of the Plan Year in which they occur.

10.  CASH OPTION

     [ ] (a) The Employer may permit a Participant to elect to defer to the Plan, an amount not to exceed ____% of any Employer paid cash bonus made for such Participant for any year. A Participant must file an election to defer such contribution at least fifteen (15) days prior to the end of the Plan Year. If the Employee fails to make such an election, the entire Employer paid cash bonus to which the Participant would be entitled shall be paid as cash and not to the Plan. Amounts deferred under this section shall be treated for all purposes as Elective Deferrals. Notwithstanding the above, the election to defer must be made before the bonus is made available to the Participants.

     [X]  (b)  Not Applicable.

11.  LIMITATIONS ON ALLOCATIONS

     [ ] This is the only Plan the Employer maintains or ever maintained; therefore, this section is not applicable.

     [X] The Employer does maintain or has maintained another Plan (including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(1)(2)], under which amounts are treated as Annual Additions) and has completed the proper sections below.

          Complete (a), (b) and (c) only if the Employer maintains or ever maintained another qualified plan, including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(1)(2)], in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

     (a)  If the Participant is covered under another qualified
          Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan:

          [ ]  (i)       the provisions of Article X of the Basic
                         Plan Document #04 will apply, as if the
                         other plan were a Master or Prototype
                         Plan.

          [ ]  (ii)      Attach provisions stating the method
                         under which the plans will limit total
                         Annual Additions to the Maximum
                         Permissible Amount, and will properly
                         reduce any Excess Amounts, in a manner
                         that precludes Employer discretion.

     (b) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer:

          Attach provisions which will satisfy the 1.0 limitation of Code Section 415(c). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

     (c)  The minimum contribution or benefit required under Code
          Section 416 relating to Top-Heavy Plans shall be
          satisfied by:

          [ ]  (i)       this Plan.

          [X]  (ii)      U S National Bank Pension Plan
                         (Name of other qualified plan of the
                         Employer).

          [ ]  (iii)     Attach provisions stating the method
                         under which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit
                         Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in the Top-
                         Heavy Ratio.

12.  VESTING

     Employees shall have a fully vested and nonforfeitable interest in any Employer contribution and the investment earnings thereon made in accordance with paragraphs (select one or more options) [ ] 7(c), [ ] 7(c), [ ] 7(f), [ ] 7(g)
     and [ ] 7(i) hereof. Contributions under paragraph 7(b), 7(c)(vii) and 7(d) are always fully vested. If one or more of the foregoing opinions are not selected, such Employer contributions shall be subject to the vesting table selected by the Employer.

     Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the Two-twenty vesting schedule [Option (b)(iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option (b)(iv), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

     (a)  Computation Period:

          The computation period for purposes of determining
          Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

          [X]  (i)       shall not be applicable since
                         Participants are always fully vested.

          [ ]  (ii)      shall commence on the date on which an
                         Employee first performs an Hour of
                         Service for the Employer and each
                         subsequent 12-consecutive month period
                         shall commence on the anniversary
                         thereof, or

          [ ]  (iii)     shall commence on the first day of the
                         Plan Year during which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

          A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(l)(iii) of this Adoption Agreement] at any time during the 12-consecutive month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive month computation period and the Participant need not be employed at the end of the 12-consecutive month computation period to receive credit for a Year of Service.

     (b)  Vesting Schedules:

NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

          (i)       Full and Immediate Vesting.

                                  Years of Service
                      1      2      3      4      5      6     7

          (ii)      ___%   100%
          (iii)     ___%   ___%   100%
          (iv)      ___%   20%    40%    60%    80%    100%
          (v)       ___%   ___%   20%    40%    60%    80%   100%
          (vi)      10%    20%    30%    40%    60%    80%   100%
          (vii)     ___%   ___%   ___%   ___%   100%
          (viii)    ___%   ___%   ___%   ___%   ___%   ___%  100%

NOTE: The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

          [ ] All contributions other than those which are fully vested when contributed will vest under schedule
               ____ above.

          [ ] Contributions other than those which are fully vested when contributed will vest as provided below:

                    Vesting             Type of Employer
               Option Selected       Contribution

               ________________    7(c) Employer Match on Salary
                                   Savings

               ________________    7(c) Employer Match on
                                   Employee Voluntary

               ________________    7(c) Employer Discretionary

               ________________    7(f) & (g) Employer
                                   Discretionary - Integrated

     (c)  Service disregarded for Vesting:

          [ ]  (i)       Service prior to the Effective Date of
                         this Plan or a predecessor plan shall be disregarded when computing a
                         Participant's vested and nonforfeitable
                         interest.

          [ ]  (ii)      Service prior to a Participant having
                         attained age 18 shall be disregarded
                         when computing a Participant's vested
                         and nonforfeitable interest.

13.  SERVICE WITH PREDECESSOR ORGANIZATION

     For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s): (These hours will also be used for vesting purposes.)

     NOT APPLICABLE

14.  ROLLOVER/TRANSFER CONTRIBUTIONS

     (a) Rollover Contributions, as described at paragraph 4.3 of the Basic Plan Document #04, [X] shall [ ] shall not be permitted. If permitted, Employees [ ] may [X] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

     (b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #04 [ ] shall [X] shall not be permitted. If permitted, Employees [ ] may [ ] may not Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

NOTE: Even if available, the Employer may refuse to accept such contributions, if its Plan meets the safe-harbor rules of paragraph 8.7 of the Basic Plan Document #04.

15.  HARDSHIP WITHDRAWALS

     Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #04, [ ] are [X] are not permitted.

16.  PARTICIPANT LOANS

     Participant loans, as provided for in paragraph 13.5 of the Basic Plan Document #04, [X] are [ ] are not permitted. If permitted, repayments of principal and interest shall be repaid to [X] the Participant's segregated account of[ ] the general Fund.

17.  INSURANCE POLICIES

     The insurance provisions of paragraph 13.6 of the Basic Plan
     Document #04 [ ] shall [X] shall not be applicable.

18.  EMPLOYER INVESTMENT DIRECTION

     The Employer investment direction provisions, as set forth in paragraph 13.7 of the Basic Plan Document #04, [ ] shall
     [X] shall not be applicable.

19.  EMPLOYEE INVESTMENT DIRECTION

     (a) The Employee investment direction provisions, as set forth in paragraph 13.8 of the Basic Plan Document #04, [ ] shall [ ] shall not be applicable.

          If applicable, Participants may direct their investments:

          [X]  (i)       among funds offered by the Trustee.

          [ ]  (ii)      among any allowable investments.

     (b) Participants may direct the following kinds of contributions and the earnings thereon (check all applicable):

          [X]  (i)       All Contributions.

          [ ]  (ii)      Elective Deferrals.

          [ ]  (iii)     Employee Voluntary Contributions (after-
                         tax).

          [ ]  (iv)      Employee Mandatory Contributions (after-
                         tax).

          [ ]  (v)       Employer Qualified Matching
                         Contributions.

          [ ]  (vi)      Other Employer Matching Contributions.

          [ ]  (vii)     Employer Qualified Non-Elective
                         Contributions.

          [ ]  (viii)    Employer Discretionary Contributions.

          [ ]  (ix)      Rollover Contributions.

          [ ]  (x)       Transfer Contributions.

          [ ]  (xi)      All of above which are checked, but only
                         to the extent that the Participant is
                         vested in those contributions.

NOTE: To the extent Employee investment direction was previously allowed, it shall continue to be allowed on those amounts and the earnings thereon.

	S  EARLY PAYMENT OPTION

     (a) A Participant who separates from Service prior to retirement, death or Disability [X] may [ ] may not make application to the Employer requesting an early payment of his or her vested account balance.

     (b) A Participant who has attained age 59-1/2 and who has not separated from Service [X] may [ ] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant is 100% vested.

     (c)  A Participant who has attained the Plan's Normal
          Retirement Age and who has not separated from Service
          [X] may [ ] may not receive a distribution of his or her vested account balance.

NOTE: If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distributions, see item 21(a) below.

21.  DISTRIBUTION OPTIONS

     (a)  Timing of Distributions:

          In cases of termination for other than death, Disability or retirement, benefits shall be paid:

          [X]  (i)       As soon as administratively feasible
                         following the close of the Plan Year
                         during which a distribution is requested or is otherwise payable.

          [ ]  (ii)      As soon as administratively feasible,
                         following the date on which a
                         distribution is requested or is
                         otherwise payable.

          [ ]  +	     As soon as administratively feasible,
                         after the close of the Plan Year during
                         which the Participant incurs ______
                         consecutive one-year Breaks in Service.

          [ ]  (iv)      Only after the Participant has achieved
                         the Plan's Normal Retirement Age, or
                         Early Retirement Age, if applicable.

          In cases of death, Disability or retirement, benefits shall be paid:

          [X]  (v)       As soon as administratively feasible
                         following the close of the Plan Year
                         during which a distribution is requested or is otherwise payable.

          [ ]  (vi)      As soon as administratively feasible,
                         following the date on which a
                         distribution is requested or is
                         otherwise payable.

          [ ]  (vii)     As soon as administratively feasible,
                         after the close of the Plan Year during
                         which the Participant incurs _____
                         consecutive one-year Breaks in Service.

          [ ]  (viii)    Only after the Participant has achieved
                         the Plan's Normal Retirement Age, or
                         Early Retirement Age, if applicable.

     (b)  Optional Forms of Payment:

          [X]  (i)       Lump Sum.

          [ ]  (ii)      Installment Payments.

          [ ]  (iii)     Life Annuity*.

          [ ]  (iv)      Life Annuity Term Certain*.
                         Life Annuity with payments guaranteed
                         for _______ period (not to exceed 20
                         years, specify all applicable).

          [ ]  (v)       Joint and [ ] 50%, [ ] 66-2/3%, [ ] 75%
                         or [ ] 100% survivor annuity* (specify
                         all applicable).

          [ ]  (vi)      Other form(s) as specified: __________

          * Not available in Plan meeting provisions of paragraph
          8.7 of Basic Plan Document #04.

     (c)  Recalculation of Life Expectancy:

          In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse) [X] shall [ ] shall not have the right to have their life expectancy recalculated annually.

          If "shall,"

          [ ]  only the Participant shall be recalculated.

          [ ] both the Participant and Spouse shall be recalculated.

          [X] who is recalculated shall be determined by the Participant.

22.  SPONSOR CONTACT

     Employers should direct questions concerning the language contained in and qualification of the Prototype to:

     Vice President, Employee Benefits
     (Job Title)  ___________________________
     (Phone Number) (814) 533-5335

     In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer's address provided on the first page of this Agreement.

23.  SIGNATURES

     Due to the significant tax ramifications, the Sponsor recommends that before you execute this Adoption Agreement, you contact your attorney or tax advisor, if any.

     (a)  EMPLOYER:

          Name and address of Employer if different than specified in Section 1 above.

          ______________________________________________________
          ______________________________________________________
          ______________________________________________________

          This agreement and the corresponding provisions of the Plan and Trust/Custodial Account Basic Plan Document
          #04 were adopted by the Employer the 22nd day of April, 1992.

          Signed for the Employer by:  Terry K. Dunkle

          Title:  President

          Signature:  /s/ Terry K. Dunkle

          The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan.

          Employer's Reliance: An Employer who maintains or has ever maintained or who later adopts any Plan [including, after December 31, 1985, a Welfare Benefit Fund, as defined in Section 419(c) of the Code, which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in
          Section 419A(d)(3)] or an individual medical account, as defined in Code Section 415(1)(2) in addition to this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple Plans wishes to obtain reliance that such Plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue. The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its plan.

          This Adoption Agreement may only be used in conjunction with Basic Plan Document #04.

[ ]  (b)  TRUSTEE:

          Name of Trustee:

           U S NATIONAL BANK

          The assets of the Fund shall be invested in accordance with paragraph 13.3 of the Basic Plan Document #04 as a Trust. As such, the Employer's Plan as contained herein was accepted by the Trustee the 22nd day of April, 1992.

          Signed for the Trustee by: Anne Bump

          Title: V.P., E.B.

          Signature:  /s/ Anne G. Bump

[ ]  (c)  CUSTODIAN:

          Name of Custodian:

          ______________________________________________________

          ______________________________________________________

          The assets of the Fund shall be invested in accordance with paragraph 13.4 of the Basic Plan Document #04 as a Custodial Account. As such, the Employer's Plan as contained herein was accepted by the Custodian the ____ day of ___________, 19__.

          Signed for the Custodian by: _________________________

          Title: _______________________________________________

          Signature: ___________________________________________

     (d)  SPONSOR:

          The Employer's agreement and the corresponding provisions of the Plan and Trust/Custodial Account
          Basic Plan Document #04 were accepted by the Sponsor the ____ day of ____________, 19__.

          Signed for the Sponsor by: ___________________________

          Title: _______________________________________________

          Signature: ___________________________________________